UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2013

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2013, in connection with the closing of the sale transaction discussed in greater detail under Item 2.01 below, Dole Food Company, Inc. (“Dole”) and subsidiaries being acquired by ITOCHU Corporation (“ITOCHU”) entered into a Trademark Rights Agreement. Under the Trademark Rights Agreement:

•

Dole has granted to ITOCHU exclusive licenses to use certain Dole trademarks, trade names and trade dress rights with certain fresh produce in Asia, Australia and New Zealand and with certain packaged products worldwide, including certain exclusive rights to the DOLE® brand;

•

Dole has granted to ITOCHU non-exclusive licenses to use certain Dole trademarks, trade names and trade dress rights with certain fresh produce that will be sold by ITOCHU in certain countries outside of Asia, Australia and New Zealand and with certain packaged products that were not part of the sale transaction, subject to limited exceptions; and

•

ITOCHU has granted to Dole non-exclusive licenses to use certain trademarks, trade names and trade dress rights acquired by ITOCHU in the sale transaction with certain fresh produce and packaged products that are currently sold or distributed by businesses retained by Dole.

All of the licenses granted under the Trademark Rights Agreement are perpetual, irrevocable and royalty free. The parties also agreed that their respective uses of the trademarks will be in compliance with specified brand equity principles established by Dole.

The Trademark Rights Agreement also provides, subject to certain limited exceptions, that Dole will not, for a period of two years following the consummation of the sale transaction:

•	grow, ripen, procure, distribute or sell fresh pineapples or bananas in Asia, Australia or New Zealand;

•	process, distribute or sell processed pineapple worldwide; or

•	encourage any employee of the businesses sold to ITOCHU to terminate his or her employment, or solicit or hire any such employee.

Section 2	Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2013, Dole completed the previously announced sale of its worldwide packaged foods and Asia fresh businesses to ITOCHU, pursuant to that certain Acquisition Agreement by and between Dole and ITOCHU, dated September 17, 2012, for an aggregate purchase price of $1.685 billion in cash. The sale transaction, the Acquisition Agreement and certain ancillary agreements and the transactions contemplated thereby are described in greater detail in Dole’s definitive proxy statement filed with the Securities and Exchange Commission on November 16, 2012. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which was filed as Exhibit 2.1 to Dole’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2012, and which is incorporated herein by reference.

ITOCHU has imported Dole fresh produce into Japan from the Philippines for over 50 years. The present Dole Japan, Ltd. was incorporated in 1982, and in 1984 it and ITOCHU formalized their business relationship by entering into a series of fruit purchase agreements and a service agreement. Pursuant to these arrangements, ITOCHU has been the exclusive import agent for Dole fruit in Japan and also has distributed the product, invoiced and collected from Dole’s customers, and acted as a guarantor of payment from these customers. These agreements have been renewed annually and are currently in force. ITOCHU also has acted as a sales agent in Japan for certain packaged food products produced by Dole. In 1998, Dole Japan, ITOCHU and other companies entered into a Joint Venture Agreement for the establishment of K.I. Fresh Access, which conducts business as a nationwide wholesaler of fresh fruits and vegetables throughout Japan. At the time of the closing of the sale transaction, other than as described above and with respect to the Acquisition Agreement and the related ancillary agreements and the transactions contemplated thereby, there were no material relationships among Dole and ITOCHU or any of their respective affiliates at the time of the closing of the sale transaction. In addition, David A DeLorenzo, Dole’s former President and Chief Executive Officer who assumed a full-time position leading the management team of the businesses being acquired by ITOCHU from February 21, 2013, the date he stepped down as President and Chief Executive Officer, through the closing date, will join ITOCHU as the chief executive officer of these businesses. Mr. DeLorenzo will remain on Dole’s Board of Directors following completion of the sale transaction. Joseph S. Tesoriero, Dole’s former Executive Vice President and Chief Financial Officer, has agreed to work with ITOCHU on an interim basis following completion of the sale transaction.

Dole has included in Exhibit 99.1 hereto certain pro forma financial information of Dole giving effect to the sale transaction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2013 Dole entered into a new secured credit agreement under which the borrowers are Dole and its wholly-owned subsidiary Solvest, Ltd. The new credit agreement replaces Dole’s existing revolving credit and term loan agreements, which, with all of Dole’s outstanding series of secured notes and debentures, have been fully paid, defeased or discharged. The new credit agreement provides for a new revolving credit facility of up to $150,000,000, divided between domestic and off-shore borrowings, and for a new term loan of $500,000,000. The agreement also allows Dole to request additional term loans of up to $125,000,000 through the end of September 2013 and for Dole to request future incremental loans. A portion of the revolving loan facilities may, at Dole’s discretion, be used to provide letters of credit. The U.S. loans are secured by substantially all the U.S. assets of Dole and its domestic subsidiaries; the offshore loans are also secured by certain assets of Dole’s Bermuda subsidiaries. The new secured credit agreement contains customary covenants, restrictions and default terms. The revolving credit facility matures in five years and the term loan matures in seven years.

Section 8	Other Events

Item 8.01.	Other Events

On April 1, 2013, Dole issued a press release announcing the closing of the sale transaction and a business and financial update, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Section 9	Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is certain unaudited pro forma financial information of Dole giving effect to the sale transaction.

(d)	Exhibits:

99.1	Unaudited Pro Forma Financial Information of Dole Food Company, Inc.

99.2	Press Release dated April 1, 2013 regarding the closing of the sale transaction and a business and financial update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 1, 2013	DOLE FOOD COMPANY, INC.
REGISTRANT

	By:	/s/ C. Michael Carter
C. Michael Carter
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Financial Information of Dole Food Company, Inc.

99.2	Press Release dated April 1, 2013 regarding the closing of the sale transaction and a business and financial update.